EXHIBIT 99.7(o)

ENROLLING WITH TIAA-CREF

IN ORDER TO ENROLL WITH TIAA-CREF, YOU MUST COMPLETE TWO FORMS — the Enrollment and Plan Contribution Allocation Administrative Forms. When these are ready, simply return your completed forms to your employer’s benefits office.

Your enrollment with TIAA-CREF can be completed in three easy steps that are outlined below.

STEP ONE

COMPLETE YOUR ENROLLMENT FORM

The easy-to-understand instructions will guide you through completing your enrollment form. Please be sure to read the agreement in section 4 before signing and dating the form.

STEP TWO

SELECT YOUR ALLOCATION

Select the accounts to which you would like to allocate your contributions by completing the Plan Contribution Allocation Administrative Form. Please keep in mind that there may be transfer and withdrawal restrictions on some or all of the accounts and funds. You may change your allocation at any time in the future.

If your allocation is invalid in any way, your contributions will be allocated according to your plan’s rules. Upon receiving clarification from you, we will apply all future contributions according to your instructions.

STEP THREE

YOUR NEXT STEPS

Return your completed forms to your employer’s benefits office. You may need to complete a salary reduction agreement with your employer.

This is a good time to think about consolidating additional retirement assets into this TIAA-CREF account from another financial carrier. To do so, complete the Transfer/Rollover Authorization to TIAA-CREF form and return it to us. Before making a transfer, be sure to consider any surrender charges the other company may deduct.

GENERAL INFORMATION

Whenever a new account is opened, federal law requires all financial institutions to help the government fight the funding of terrorism and prevent money laundering activities by obtaining, verifying and recording information that identifies each person who opens an account.

This is the reason we ask for your name, address, date of birth, Social Security number (or taxpayer identification number), telephone number and other information that will allow us to identify you. Unless you provide this information, we may not be able to open an account or process any transactions for you.

We are also following state regulations when we ask that you provide information on any existing annuity or life insurance contracts that are being replaced by the TIAA-CREF account for which you are now applying. If your new TIAA-CREF account is going to replace more than one existing contract, please include that information on an additional page that includes your name and Social Security number.

Need Help? For assistance in choosing an allocation or filling out your form, please call us at 800 842-2776 Monday to Friday from 8 a.m. to 10 p.m. or Saturday from 9 a.m. to 6 p.m. (ET).

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ENROLLMENT FORM
FOR TIAA AND CREF GROUP SUPPLEMENTAL RETIREMENT ANNUITY CERTIFICATES (for Nonqualified Deferred Compensation Plans)

Teachers Insurance and Annuity Association of America-College Retirement Equities Fund New York, NY

Please print in upper case using black or dark blue ink and provide all information requested.

1	Provide your personal information

Title: Mr, Mrs, Dr, other
First Name
Middle Name

Last Name
Suffix: Jr, Sr, other
Social Security Number

Date of Birth (mm/dd/yyyy)
Gender
F
M
Spouse's Name

Daytime Telephone Number
Extension
Evening Telephone Number

E-mail Address

Residence Address (no P.O. boxes)

City
State
Zip Code

Mailing Address (if different)

City
State
Zip Code

Employer
Plan ID (4-6 digits, if available)

Job Title/Position
Campus/Branch

Important information about your allocation of plan contributions

All contributions will be allocated in accordance with instructions from your plan sponsor unless you complete the “Plan Contribution Allocation Administrative Form.”

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2	Designate your beneficiary(ies) Make sure that the percentage allotted to all beneficiaries in each class totals 100%.

Name(s) of primary beneficiary(ies)

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3	Indicate any existing contracts
Will these annuity certificates replace an existing annuity contract/certificate or life insurance policy from another company?

4	Indicate your agreement by signing

Your employer’s plan may offer mutual funds as an investment choice in addition to the TIAA and CREF annuities. All contributions must be remitted under the terms of your employer’s nonqualified deferred compensation plan. Under federal law, distributions before age 70½ or severance from employment may be prohibited or limited. The TIAA and CREF certificates and amounts in any of the mutual funds cannot be assigned.

Your ability to make transfers and withdrawals may be limited by the terms of your employer’s plan. Otherwise, you may transfer among any of the available annuity accounts and mutual funds. Cash withdrawals and transfers from the TIAA Traditional Annuity are not currently subject to a surrender charge. If such a change is imposed in the future, you would receive three months’ advance notice, and the charge would only apply to subsequently remitted premiums including any amounts transferred from CREF accounts, the TIAA Real Estate Account, or the mutual funds after the charge is imposed.

The accumulations in and benefit payments from the CREF accounts, the TIAA Real Estate Account, and the mutual funds are variable and not guaranteed; they depend on the investment performance of these accounts.

Your beneficiary designation will apply to your TIAA and CREF annuity certificates and to the mutual fund accounts.

I have read and acknowledge all provisions of this enrollment form.

Under penalties of perjury, you certify that the taxpayer identification number shown on this form is your correct Social Security number.

The Internal Revenue Service does not require your consent to any provision of this document.

The following information does not apply to New York applicants. Some states require a fraud warning to appear on the form. These states, including Arkansas, Kentucky, Maine and New Mexico require a warning substantially similar to the following:

People who file applications for insurance or statements of claim commit a fraudulent insurance act if they: knowingly do so with intent to injure, defraud or deceive any insurance company or another person; and/or knowingly include in their application or statement of claim any materially false or misleading information; and/or knowingly conceal information, for the purpose of misleading, concerning any fact material to the application or claim.

A fraudulent insurance act is a crime, and penalties may include imprisonment, fines, denial of insurance and civil damages.

New Jersey residents, please note: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio residents, please note: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

District of Columbia residents, please note: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

©2005 Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017

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SELECT YOUR ALLOCATION

PLAN CONTRIBUTION ALLOCATION ADMINISTRATIVE FORM

Below is a list of the annuity accounts you can choose from. When selecting your allocation, please use only whole numbers and make sure your total allocation equals 100%.

For information about the accounts available in your plan, please see your enrollment kit. Remember, if you need help creating an allocation, you can use our Asset Allocation Calculator at www.tiaa-cref.org/calcs. You can also have a custom portfolio prepared for you by calling us at 800 842-2776.

You should consider the investment objectives, risks, charges and expenses carefully before investing. Please read the prospectuses for the accounts and funds carefully before you invest. This form must be accompanied or preceded by current prospectuses. For additional copies, call 877 518-9161 or visit www.tiaa-cref.org.

TIAA-CREF Individual & Institutional Services, LLC, and Teachers Personal Investors Services, Inc., distribute securities products. TIAA (Teachers Insurance and Annuity Association of America), 730 Third Avenue, New York, NY 10017 issues annuities.

© 2006 Teachers Insurance and Annuity Association of America–College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017